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                                                                    Exhibit 21.1

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
                             SUBSIDIARIES OF VIA NET.WORKS, INC.
                             -----------------------------------
A.                           VIA Net Works Holdings Cayman                                            Cayman Islands
  1.                                    VIA Net Works Argentina, S.A.                                 Argentina
  2.                                    V-I-A Holdings Brasil Ltda.                                   Brasil
    a.                                     Dialdata S.A. Internet Systems                             Brasil
  3.                                    ServiceNet S.A.                                               Argentina
B.                           Via Net.Works Holdco. Inc.                                               Delaware
  1.                                    VIA Net Works Europe Holding B.V. (10 shares)                 The Netherlands
    a.                                     VIA Net.Works Portugal-Technologias de Informacao, S.A.    Portugal
        a(1)                                  Expobyte, Conferencias e Exposicoes,     S.A.           Portugal
    b.                                     Artinternet, S.A.                                          France
    c.                                     VIA Net.Works Spain Holdings, S.L.                         Spain
    d.                                     MediaNet Ireland Limited                                   Ireland
    e.                                     Gesellschaft fur Telekommunikatons und
                                           Netzwerkdienst mbH                                         Germany
        e(1)                                  INS Vertriebs GmbH                                      Germany
        e(2)                                  Ecce Terram GmbH                                        Germany
    f.                                     bART Holding B.V.                                          The Netherlands
        f(1)                                  Home Vision B.V.                                        The Netherlands
        f(2)                                  Xenovic B.V.                                            The Netherlands
                                              (i)  bART Den Haag B.V.                                 The Netherlands
                                              (ii)   bART Noord Netherland                            The Netherlands
                                              (iii)   bART Midden Netherland                          The Netherlands
        f(3)                                  Arameta B.V.                                            The Netherlands
    g.                                     Netlink Internet Servies Limited                           United Kingdom
    h.                                     i-way Limited                                              United Kingdom
        h(1)                                  I-Way Soho Limited.                                     United Kingdom
        h(2)                                  I-Way Reading Limited.                                  United Kingdom
        h(3)                                  I-Way Swindon Limited.                                  United Kingdom
        h(4)                                  I-Way Brentford Limited.                                United Kingdom
        h(4)                                  I-Way Oxford Limited.                                   United Kingdom


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
    i.                                     U-Net Limited                                              United Kingdom
    j.                                     WorldWide Web Services Ltd.                                United Kingdom
        j(1)                               Alphadial Limited                                          United Kingdom
    k.                                     VIA Net Works UK Limited                                   United Kingdom
  l.                                    VIA Net.Works IRU Co. Limited                                  Ireland
  2.                                    M&C Management & Communications, S.A.                         Switzerland
  3.                                    Delivery Network Systems SAS                                  France
    a.                                     DNS Telecom, SAS                                           France
  4.                                    I.S.A.R Netzwerke Dienstleistungs GmbH                        Germany
C.                           VIA NET.WORKS NY Corp.                                                   New York
D.                           VIA NET.WORKS S.A. de C.V.                                               Mexico
E.                           Net4You EDV Dienstleistungs und Handelges m.b.H.                         Austria

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